UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2006

SRKP 8, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51477	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 310
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 203-2902
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported by SRKP 8, Inc., a Delaware corporation (the “Company”), in its Current Report filed with the Securities and Exchange Commission on July 10, 2006, the Company entered into a Share Exchange Agreement (the “Agreement”) with Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., a company formed under the laws of the People's Republic of China ("Kunming"), and Lan’s Int’l Medicine Investment Co., Limited, a Hong Kong corporation and shareholder holding 93.75% of the equity interest of Kunming (the "LIMI") on June 30, 2006 pursuant which the Company will issue shares of its common stock to LIMI and/or its designees in exchange for 93.75% of the equity interest of Kunming (the “Share Exchange”).

On August 11, 2006, the parties entered into an amendment (the “Amendment”) to the Agreement. As a result of the Amendment, among other things, the closing date was moved to no later than August 28, 2006, the Company agreed to cancel 2,036,000 shares of common stock prior to the closing of the Share Exchange, and the Company agreed to issue 200,000 shares of its common stock and five year warrants to purchase 100,000 shares of its common stock at a per share exercise price of $2.50 for investor relations services.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN CONNECTION WITH THE PRIVATE PLACEMENT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRKP 8, INC.
Date: August 18, 2006

By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: President